Exhibit 99.1

Teleflex ®	NEWS

155 South Limerick Road, Limerick, PA 19468 USA - Phone: 610-948-5100 — Fax: 610-948-0811

Contact: Julie McDowell

Vice President, Corporate Communications

610-948-2836

FOR IMMEDIATE RELEASE	February 28, 2007

TELEFLEX REPORTS FOURTH QUARTER AND
FULL YEAR 2006 RESULTS

4Q Cash flow from operations $130M, up 47%
4Q Revenues up 7%, Core growth 5%
4Q EPS from continuing operations excluding special charges, $1.12 per diluted share
4Q EPS from continuing operations 98 cents per diluted share

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today announced financial results for the fourth quarter and year ended December 31, 2006.

Highlights of Fourth Quarter 2006
Fourth quarter revenues were $692.8 million, up 7% from $646.6 million in the fourth quarter of 2005. Core revenue growth for the quarter was 5%.
Fourth quarter income from continuing operations decreased to $38.6 million or $0.98 per diluted share from $41.1 million or $1.00 per diluted share in the prior year quarter. Excluding special charges (primarily after-tax restructuring and other costs of $5.5 million) and loss on sale of assets, income from continuing operations for the fourth quarter was $44.1 million or $1.12 per diluted share compared to $40.1 million or $0.98 per diluted share (excluding after-tax restructuring and other costs of $4.6 million and after-tax gain on sale of assets of $5.6 million) in 2005. Stock option expense for the fourth quarter 2005 would have been $0.8 million after-tax or $0.02 per diluted share if the company had expensed options in that year.
Fourth quarter loss from discontinued operations was $0.9 million or $0.02 per diluted share compared to a loss of $3.5 million or $0.09 per diluted share in the prior year. Accordingly, net income for the fourth quarter 2006 was $37.7 million or $0.96 per diluted share, compared to $37.5 million or $0.92 per diluted share in fourth quarter of 2005.

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Jeffrey P. Black, chairman and chief executive officer of Teleflex stated, “Overall, 2006 was a very good year for Teleflex. We posted solid earnings and record revenues and cash flow, and we significantly improved Medical and Aerospace segment margins in the second half of the year. In addition, during the year we increased the dividend to shareholders by 14%, completed a $140 million stock buyback program and strengthened our balance sheet.”

Added Black, “Led by strong fourth quarter performance in the Medical and Aerospace segments, we enter 2007 with solid momentum. The Medical Segment is benefiting from completion of facility consolidations and fourth quarter margins were solidly above our 20% goal. The Aerospace Segment continues to maintain a strong backlog and to benefit from its operational improvement programs. The Commercial Segment continues to manage through a tough end market in automotive and deliver strong performances from the power systems and other industrial businesses.”

Highlights of Full Year 2006
Full year revenues from continuing operations were $2.65 billion, up 5% from $2.51 billion in 2005. Core revenue growth was 5%.
Full year income from continuing operations was $139.9 million or $3.50 per diluted share, compared to $139.8 million or $3.41 per share in 2005. Excluding special charges, gain or loss on sale of assets and a tax benefit, income from continuing operations for the full year was $152.5 million or $3.81 per diluted share, compared to $149.3 million or $3.65 per share in 2005. Stock option expense for the full year 2005 would have been $3.2 million after-tax or $0.08 per diluted share. The company did not expense options in 2005.
Full year loss from discontinued operations was $0.5 million or $0.01 per diluted share compared to a loss of $1.0 million or $0.02 per diluted share in 2005. Accordingly, net income for the full year was $139.4 million or $3.49 per diluted share, compared to $138.8 million or $3.39 per share in 2005.
Cash flow from operations for the full year was a record $343.9 million. This was driven by improvement in working capital management during the year, particularly in the fourth quarter when cash flow from operations was over $130 million.

Fourth Quarter Business Segment Commentary
Segment commentary excludes the impact of discontinued operations, gains and losses on sale of assets and items included in restructuring and other costs as disclosed in the condensed consolidated statements of income.

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Commercial
Commercial Segment revenues increased 6% in the fourth quarter of 2006 to $318.8 million from $301.0 million last year. The increase resulted from core growth of 5% and 1% from currency. Segment revenues benefited primarily from increased sales of auxiliary power systems for trucks that reduce emissions during idling, as well as alternative fuel systems and other industrial applications. This more than offset a decline in revenues from sales of shifters and cables to automotive OEMs in North America and Europe, which resulted from customer price reductions and lower production volumes for some platforms.

Commercial Segment operating profit was $18.3 million compared to $21.8 million in the prior year fourth quarter. Lower segment operating profit in the quarter was largely due to margin compression in the automotive business created by customer price reductions and charges of $2.1 million for obsolete inventory and accelerated depreciation related to automotive platforms at end of life and the impact of some commodity price increases in our marine business.

Medical
Medical Segment revenues in the fourth quarter were $230.1 million, an 11% increase over revenues of $206.7 million in 2005. Recently introduced products for respiratory care, anesthesia and sleep therapy were significant contributors to core growth in the quarter, as were sales of medical devices and surgical specialty products, while sales of instruments used in orthopedic procedures continued to be soft. Core growth was 8%, while currency impacted growth by an additional 3%.

Medical Segment operating profit increased 42% to $49.9 million from $35.1 million in 2005, primarily as a result of cost savings resulting from the restructuring actions completed earlier in the year and improvements in efficiency and productivity.

Aerospace
Aerospace Segment revenues in the fourth quarter increased 4% to $144.0 million from $138.9 million in 2005. Core growth of 3% was driven primarily by continued strong demand for cargo handling systems for wide body aircraft and for cargo system aftermarket parts, while currency impacted growth by an additional 1%. These increases more than offset lower sales of precision machined components to the military during 2006.

Aerospace Segment operating profit increased 16% to $15.6 million from $13.4 million in 2005. Operating profit increased primarily as a result of cost savings related to facility consolidation and other process and productivity improvements.

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Business Outlook for 2007
Looking ahead to 2007, Black commented, “Our outlook for 2007 anticipates solid revenue growth, operating profit improvement in each of the three segments and continued strong cash flow from operations. Just as importantly, we enter 2007 with a solid foundation and a strong balance sheet that will enable us to pursue acquisitions and other investments for future growth.”

The company anticipates diluted earnings per share from continuing operations before restructuring charges for the full year 2007 to be in the range of $4.15 to $4.35. Restructuring charges for the year are expected to be in the range of $6 to $9 million or $0.11 to $0.16 per diluted share. Cash flow from operations for the full year 2007 should again exceed $300 million. This preliminary outlook excludes the impact of acquisitions and divestitures that may occur during the year.

Fourth Quarter Conference Call Webcast

 As previously announced, Teleflex will comment on its fourth quarter and full year results on a conference call to be held Thursday, March 1, 2007, at 10:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying charts will be posted prior to the call. An audio replay will be available until March 6th at 5:00 p.m. (ET) by calling 888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode # 98533145.

Additional Notes and Notes on Non-GAAP Financial Measures
This press release addresses certain income measures which exclude the effect of restructuring, impairment and other costs associated with our restructuring and divestiture programs, a one-time tax benefit, and gains or losses on sale of assets which may be considered non-GAAP financial measures. A table reconciling income and diluted earnings per share from continuing operations to income and diluted earnings per share from continuing operations excluding special charges, tax benefit and gain or loss on sale of assets is set forth below.

	4Q 2006			12 Month 2006
	Continuing Operations			Continuing Operations
			(dollars in thousands, except per share)
Income and diluted earnings per share	$	38,621	$0.98	$139,930	$3.50
Special charges:
Restructuring and other costs		8,983		25,226
Income tax (benefit) on restructuring costs		(3,530)		(7,712)

Restructuring costs, net of tax		5,453	0.14	17,514	0.44

Losses:
Loss on sale of assets		106		838
Income tax (benefit) on loss on sale of assets		(50)		(901)

Loss on sale of assets, net of tax		56	0.00	(63)	(0.00)

One-time tax benefit:
Tax benefit				(4,843)	(0.12)

Income and diluted earnings per share excluding special charges, tax benefit, and loss on sale of assets	$	44,130	$1.12	$152,538	$3.81

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	4Q 2005			12 Month 2005
	Continuing Operations			Continuing Operations
			(dollars in thousands, except per share)
Income and diluted earnings per share	$	41,055	$1.00	$139,772	$3.41
Special charges:
Restructuring and other costs		7,343		29,066
Income tax (benefit) on restructuring costs		(2,713)		(10,316)

Restructuring costs, net of tax		4,630	0.11	18,750	0.46

Gains:
Gain on sale of assets		(8,654)		(14,223)
Income tax on gain on sale of assets		3,074		5,024

Gain on sale of assets, net of tax		(5,580)	(0.14)	(9,199)	(0.22)

Income and diluted earnings per share excluding special charges and gain on sale of assets	$	40,105	$0.98	$149,323	$3.65

Certain financial information is presented on a rounded basis which may cause minor differences.

Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, and the comparable activity of divested companies within the most recent twelve-month period.

About Teleflex
Teleflex is a diversified company with 2006 revenues of $2.6 billion. The company designs, manufactures and distributes quality-engineered products and services for the commercial, medical and aerospace markets worldwide. Teleflex employs more than 19,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex can be obtained from the company’s website on the Internet at www.teleflex.com.

Caution concerning forward-looking information
This press release contains forward-looking statements, including, but not limited to, statements relating to our business performance outlook for 2007; forecasted 2007 diluted earnings per share from continuing operations excluding restructuring charges and gain or loss on sale of assets; forecasted 2007 restructuring charges; and forecasted 2007 cash flow from operations.   Actual results could differ materially from those in these forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve projected sales growth, price increases or cost reductions, and efficiencies, changes in material costs and surcharges, unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; changes in general and international economic conditions and other factors described in Teleflex’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10K.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	December 31,	December 25,
	2006	2005
	(Dollars and shares in thousands, except per share)
Revenues.......................................................................................................	$ 692,843	$646,553
Materials, labor and other product costs..................................................................	489,915	466,645

Gross profit..................................................................................................	202,928	179,908
Selling, engineering and administrative expenses.......................................................	125,723	111,804
(Gain) loss on sales of businesses and assets...........................................................	106	(8,654)
Restructuring and impairment charges.....................................................................	8,983	7,343

Income from continuing operations before interest, taxes and minority interest.................	68,116	69,415
Interest expense.............................................................................................	10,839	10,769
Interest income.............................................................................................	(1,535)	(2,067)
Income from continuing operations before taxes and minority interest.............................	58,812	60,713
Taxes on income from continuing operations.............................................................	13,449	14,518

Income from continuing operations before minority interest............................................	45,363	46,195
Minority interest in consolidated subsidiaries, net of tax...............................................	6,742	5,140

Income from continuing operations......................................................................	38,621	41,055

Operating loss from discontinued operations (including gain (loss) on disposal of $(481) and $21, respectively)..............................................................................	(459)	(1,341)
Taxes on loss from discontinued operations..............................................................	443	2,196

Loss from discontinued operations.........................................................................	(902)	(3,537)

Net income.....................................................................................................	$37,719	$37,518

Earnings (losses) per share:

Basic:
Income from continuing operations..................................................................	$0.99	$1.02
Loss from discontinued operations..................................................................	$(0.02)	$(0.09)

Net income...........................................................................................	$0.97	$0.93

Diluted:
Income from continuing operations..................................................................	$0.98	$1.00
Loss from discontinued operations...................................................................	$(0.02)	$(0.09)

Net income...........................................................................................	$0.96	$0.92

Dividends per share..........................................................................................	$0.285	$0.250

Weighted average common shares outstanding:
Basic........................................................................................................	38,983	40,409
Diluted...................................................................................................	39,227	40,917

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Year Ended
	December 31,	December 25,
	2006	2005
	(Dollars and shares in thousands, except per share)
Revenues.......................................................................................................	$ 2,646,757	$2,514,552
Materials, labor and other product costs..................................................................	1,872,565	1,804,601

Gross profit..................................................................................................	774,192	709,951
Selling, engineering and administrative expenses.......................................................	493,516	449,040
(Gain) loss on sales of businesses and assets............................................................	838	(14,223)
Restructuring and impairment charges.....................................................................	25,226	27,066

Income from continuing operations before interest, taxes and minority interest.................	254,612	248,068
Interest expense.............................................................................................	41,997	44,516
Interest income.............................................................................................	(6,412)	(4,363)
Income from continuing operations before taxes and minority interest.............................	219,027	207,915
Taxes on income from continuing operations.............................................................	54,140	47,806

Income from continuing operations before minority interest............................................	164,887	160,109
Minority interest in consolidated subsidiaries, net of tax...............................................	24,957	20,337

Income from continuing operations......................................................................	139,930	139,772

Operating income (loss) from discontinued operations (including net gain on disposal of $182 and $34,851, respectively)..........................................................................	(483)	2,304
Taxes on income (loss) from discontinued operations...................................................	17	3,259

Loss from discontinued operations..........................................................................	(500)	(955)

Net income.....................................................................................................	$139,430	$138,817

Earnings (losses) per share:

Basic:
Income from continuing operations..................................................................	$3.52	$3.45
Loss from discontinued operations..................................................................	$(0.01)	$(0.02)

Net income...........................................................................................	$3.51	$3.43

Diluted:
Income from continuing operations..................................................................	$3.50	$3.41
Loss from discontinued operations..................................................................	$(0.01)	$(0.02)

Net income...........................................................................................	$3.49	$3.39

Dividends per share..........................................................................................	$1.105	$0.970

Weighted average common shares outstanding:
Basic........................................................................................................	39,760	40,516
Diluted...................................................................................................	39,988	40,958

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,		December 25,
	2006		2005
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents............................................................... ...........		$248,409		$239,536
Accounts receivable, net........................................................................... ..		376,404		421,236
Inventories............................................................... .............................		415,879		404,271
Prepaid expenses........................................................................ ..........		27,689		20,571
Deferred tax assets............................................................................ ....		60,963		57,915
Assets held for sale................................................................................		10,185		16,899

Total current assets............................................................... .............		1,139,529		1,160,428
Property, plant and equipment, net...................................................................		422,178		447,816
Goodwill.................................................................................... ..............		514,006		504,666
Intangibles and other assets...........................................................................		259,229		259,218
Investments in affiliates.............................................................................. ..		23,076		24,666
Deferred tax assets....................................................................................		1,034		6,254

Total assets............................................................... ......................	$	2,359,052	$	2,403,048

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings............................................................ ......................		$31,022		$125,510
Accounts payable........................................................................... .......		210,890		206,548
Accrued expenses........................................................................ ..........		115,657		131,602
Payroll and benefit-related liabilities............................................................		74,407		74,629
Income taxes payable........................................................................... ....		38,635		46,222
Deferred tax liabilities......................................................... ......................		164		408
Liabilities held for sale........................................................................ .......		—		66

Total current liabilities................................................ ..........................		470,775		584,985
Long-term borrowings.............................................................................. ....		487,370		505,272
Deferred tax liabilities................................................................... ................		33,344		50,535
Pension and postretirement benefit liabilities.......................................................		97,191		65,349
Other liabilities........................................................................... .............		38,894		37,433

Total liabilities................................................ ..................................		1,127,574		1,243,574
Minority interest in equity of consolidated subsidiaries..........................................		42,057		17,400
Commitments and contingencies
Shareholders’ equity....................................................................................		1,189,421		1,142,074

Total liabilities and shareholders’ equity....................................................	$	2,359,052	$	2,403,048

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended
	December 31,	December 25,
	2006	2005
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income..............................................................................................	$139,430	$138,817
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations..............................................................	500	955
Depreciation expense..............................................................................	83,720	85,931
Amortization expense of intangible assets....................................................	13,952	13,851
Amortization expense of deferred financing costs...........................................	1,332	1,071
Stock-based compensation.......................................................................	6,776	—
(Gain) loss on sales of businesses and assets.....................................................	838	(14,223)
Impairment of long-lived assets................................................................	8,444	5,324
Impairment of goodwill...........................................................................	1,003	—
Deferred income taxes...........................................................................	13,387	14,093
Minority interest in consolidated subsidiaries.................................................	24,957	20,337
Other................................................................................................	2,714	(2,433)
Net change in operating assets and liabilities................................................	46,822	69,736

Net cash provided by operating activities from continuing operations..................	343,875	333,459

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings...............................................................	—	109,208
Reduction in long-term borrowings...............................................................	(55,031)	(270,335)
Increase (decrease) in notes payable and current borrowings...................................	(68,760)	27,903
Proceeds from stock compensation plans.........................................................	11,952	23,173
Payments to minority interest shareholders.......................................................	(618)	(63,035)
Purchases of treasury stock..........................................................................	(93,552)	(46,518)
Dividends.............................................................................................	(44,096)	(39,320)

Net cash used in financing activities from continuing operations..................	(250,105)	(258,924)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment...................................................	(63,232)	(69,851)
Payments for businesses acquired...................................................................	(41,704)	(14,701)
Proceeds from sales of businesses and assets.....................................................	7,956	142,930
Proceeds from affiliates................................................................................	2,597	62
Working capital payment for divested business....................................................	(6,029)	—

Net cash provided by (used in) investing activities from continuing operations.......	(100,412)	58,440

Cash Flows from Discontinued Operations:
Net cash provided by operating activities..........................................................	787	1,576
Net cash used in financing activities...............................................................	—	(1,584)
Net cash used in investing activities..................................................................	(96)	(2,700)

Net cash provided by (used in) discontinued operations.................................	691	(2,708)

Effect of exchange rate changes on cash and cash equivalents....................................	14,824	(6,686)

Net increase in cash and cash equivalents..............................................................	8,873	123,581
Cash and cash equivalents at the beginning of the year................................................	239,536	115,955

Cash and cash equivalents at the end of the year......................................................	$248,409	$239,536

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	December 31,	December 25,
	2006	2005
	(Dollars in thousands)
Revenues:
Commercial.............................................................................. ................	$ 318,787	$ 300,958
Medical....................................................................................... .............	230,072	206,728
Aerospace................................................................................. ................	143,984	138,867

Total revenues..................................................................... ...................	692,843	646,553

Segment operating profit (1):
Commercial.............................................................................. ................	18,271	21,752
Medical....................................................................................... .............	49,888	35,078
Aerospace................................................................................. ................	15,591	13,390

Total segment operating profit.....................................................................	83,750	70,220
Corporate expenses................................................................................ ..............	13,287	7,256
(Gain) loss on sales of businesses and assets..............................................................	106	(8,654)
Restructuring and impairment charges.....................................................................	8,983	7,343
Minority interest in consolidated subsidiaries (2).........................................................	(6,742)	(5,140)

Income from continuing operations before interest, taxes and minority interest..................	$68,116	$69,415

(1)	Segment operating profit includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, (gain) loss on sales of businesses and assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the three months ended December 31, 2006 and December 25, 2005, respectively.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Year Ended
	December 31,	December 25,
	2006	2005
	(Dollars in thousands)
Revenues:
Commercial.............................................................................. ................	$ 1,250,838	$ 1,189,645
Medical....................................................................................... .............	858,676	831,138
Aerospace................................................................................. ................	537,243	493,769

Total revenues..................................................................... ...................	2,646,757	2,514,552

Segment operating profit (1):
Commercial.............................................................................. ................	78,363	81,129
Medical....................................................................................... .............	161,707	149,956
Aerospace................................................................................. ................	50,585	33,444

Total segment operating profit.....................................................................	290,655	264,529
Corporate expenses................................................................................ ..............	34,936	23,955
(Gain) loss on sales of businesses and assets..............................................................	838	(14,223)
Restructuring and impairment charges.....................................................................	25,226	27,066
Minority interest in consolidated subsidiaries (2).........................................................	(24,957)	(20,337)

Income from continuing operations before interest, taxes and minority interest..................	$254,612	$248,068

(1)	Segment operating profit includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, (gain) loss on sales of businesses and assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the year ended December 31, 2006 and December 25, 2005, respectively.

Contact: Julie McDowell

Vice President

Corporate Communications

610-948-2836

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